UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 6, 2020 (February 5, 2020)

GENERAL DYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11011 Sunset Hills Road, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)
(703) 876-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 5, 2020, the board of directors of General Dynamics Corporation elected John G. Stratton as a member of the board of directors, effective immediately. Mr. Stratton has been appointed to the Finance and Benefit Plans Committee. There is no arrangement or understanding between Mr. Stratton and any other person pursuant to which Mr. Stratton was elected as a director. At this time, the company is not aware of any transactions with Mr. Stratton that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Stratton will receive the same compensation paid to other non-employee directors of the company as disclosed under the caption “Director Compensation” in the company’s proxy statement.

A copy of the press release announcing the election of Mr. Stratton is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits

99.1	General Dynamics press release dated February 5, 2020, announcing the election of John G. Stratton to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Senior Vice President, General Counsel and Secretary
(Authorized Officer)
Dated: February 6, 2020